Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Ryman Hospitality Properties, Inc.:

(1) Registration Statement (Form S-3 No. 333-183105);

(2) Registration Statement (Form S-8 No. 333-136494) pertaining to the Gaylord Entertainment Company 2006 Omnibus Incentive Plan;

(3) Registration Statement (Form S-8 No. 333-174070) pertaining to the Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan;

(4) Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan;

(5) Registration Statement (Form S-8 No. 333-37053) pertaining to the Gaylord Entertainment Company 1997 Stock Option and Incentive Plan;

(6) Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated Gaylord Entertainment Company 1997 Stock Option and Incentive Plan;

(7) Registration Statement (Form S-8 No. 333-40676) pertaining to the Gaylord Entertainment Company 1997 Omnibus Stock Option and Incentive Plan;

of our reports dated February 27, 2013 with respect to the consolidated financial statements of Ryman Hospitality Properties, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Ryman Hospitality Properties, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 27, 2013